Exhibit 99.1

AMENDMENT #2 TO FORBEARANCE AGREEMENT

This Amendment #2 to Forbearance Agreement (this “Amendment”) is entered into as of January 19, 2016, by and between John M. Fife, an individual (“Holder”), and mPhase Technologies, Inc., a New Jersey corporation (“Company”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Forbearance Agreement (as defined below).

A.         Company previously sold and issued to St. George Investments LLC, a Utah limited liability company (formerly known as St George Investments LLC, an Illinois limited liability company) (“SGI”) that certain Convertible Note dated September 13, 2011 in the original principal amount of $357,500.00 (subject to an increase to up to $557,500.00 upon the occurrence of certain events) (the “Note”) pursuant to that certain Securities Purchase Agreement dated September 13, 2011 by and between SGI and Company (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.         Effective as of October 17, 2011, SGI assigned the Note and its rights under all other Transaction Documents to Holder pursuant to a certain Assignment of Convertible Note (the “Assignment”).

C.         Following the Assignment, Holder and Company entered into a certain Standstill and Restructuring Agreement (the “Standstill Agreement”) pursuant to which Holder agreed not to convert a certain portion of the outstanding balance of the Note into shares of Company’s Common Stock in exchange for certain payments from Company.

D.         Company did not make such payments and Holder ultimately filed a lawsuit against Company in the Eastern Division of the Northern District of Illinois in the United States District Court, Case No. 12-cv-9647 (the “Lawsuit”).

E.         On December 15, 2014, Holder was granted summary judgment in the Lawsuit and on January 28, 2015 a judgment was ordered against Company (the “Judgment”).

F.         Holder agreed to refrain and temporarily forbear from exercising and enforcing certain remedies against Company with respect to the Judgment pursuant to the terms and conditions of a certain Forbearance Agreement dated February 9, 2015 entered into between Holder and Company (as amended, the “Forbearance Agreement”).

G.         Holder and Debtor previously amended the Forbearance Agreement pursuant to a certain Amendment to Forbearance Agreement dated August 11, 2015 (the “Prior Amendment”), pursuant to which, among other amendments, Company and Holder agreed to revise the terms of the payment schedule set forth in the Forbearance Agreement.

H.         Company has requested that Holder once again alter the terms of the payment schedule set forth in the Forbearance Agreement (the “Revised Payment Schedule”).

I.         Holder has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Forbearance Agreement to reflect the Revised Payment Schedule.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.         Extension. Section 3 of the Forbearance Agreement is deleted in its entirety and replaced with the following:

“Monthly Payments. On February 15, 2015 the Company shall pay $15,000.00 cash to Holder (the “Initial Cash Payment”), and on or before the 15th day of each month thereafter the Company agrees to pay to Holder the following amounts (the “Monthly Cash Payments”): $30,000.00 per month on each of the following dates: March 15, 2015, April 15, 2015, May 15, 2015, June 15, 2015, and July 15, 2015; $15,000.00 per month on each of the following dates: August 15, 2015 and September 15, 2015; $20,000.00 per month on each of the following dates: October 15, 2015, November 15, 2015, and December 15, 2015; $10,000.00 per month on each of the following dates: January 15, 2016, February 15, 2016, and March 15, 2016; and $50,000.00 per month thereafter until the Forbearance Amount has been paid in full.”

3.          Representations and Warranties. In order to induce Holder to enter into this Amendment, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)         Company has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Company hereunder.

(b)         There is no fact known to Company or which should be known to Company which Company has not disclosed to Holder on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Holder expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c)         Except as expressly set forth in this Amendment, Company acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Company under the terms of the Forbearance Agreement.

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(d)         Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Holder, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Forbearance Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Company hereby acknowledges and agrees that the execution of this Amendment by Holder shall not constitute an acknowledgment of or admission by Holder of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)         Company represents and warrants that as of the date hereof no breaches exist under the Forbearance Agreement or have occurred prior to the date hereof.

4.         Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Holder to Company in connection with any amendment to the Forbearance Agreement granted herein.

5.         Other Terms Unchanged. The Forbearance Agreement, as amended by the Prior Amendment and this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Forbearance Agreement after the date of this Amendment is deemed to be a reference to the Forbearance Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Forbearance Agreement, the terms of this Amendment shall control. If there is a conflict between the terms of the Prior Amendment and this Amendment, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Holder under the Forbearance Agreement, as in effect prior to the date hereof.

6.         No Reliance. Company acknowledges and agrees that neither Holder nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment, the Prior Amendment, and the Forbearance Agreement and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Holder or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7.         Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.         Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

COMPANY:

MPHASE TECHNOLOGIES, INC.

By:	/s/ Martin S. Smiley
Name:	Martin S. Smiley
Title:	Executive Vice President, Chief Financial Officer and General Counsel

HOLDER:

/s/ John M. Fife
John M. Fife, an individual

[Signature page to Amendment #2 to Forbearance Agreement]

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